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                                                                    EXHIBIT 21.1

                                   ITXC CORP.

                              List of Subsidiaries
                              --------------------



        NAME                                            JURISDICTION
        ----                                            ------------

        ITXC Data Transport Services, LLC               Delaware

        ITXC Asia PTE LTD                               Singapore

        ITXC Ltd.                                       United Kingdom